Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2011, relating to the consolidated financial statements of Snap-on Incorporated and the effectiveness of Snap-on Incorporated’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Snap-on Incorporated for the year ended January 1, 2011.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
November 7, 2011